UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022
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Masonite International Corporation
(Exact name of registrant as specified in its charter)
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British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road
Concord, Ontario L4K 2N6 Canada
(Address of principal executive offices)

(800) 895-2723
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
 ________________________________________

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (no par value)	DOOR	New York Stock Exchange
(Title of class)	(Trading symbol)	(Name of exchange on which registered)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Definitive Material Agreement.
On February 28, 2022, Masonite International Corporation (the “Company”) entered into an accelerated share repurchase agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”) to repurchase an aggregate of $100 million of the Company’s common shares. The accelerated share repurchase agreement is being executed under the Company’s existing share repurchase programs as increased by the Board of Directors of the Company on February 21, 2022. The Company funded the repurchases under the accelerated share repurchase agreement from available cash.
Under the terms of the accelerated share repurchase agreement, the Company made a $100 million payment to Morgan Stanley on March 1, 2022, and received an initial delivery of approximately 848 thousand common shares on the same day. The final number of common shares to be repurchased from Morgan Stanley will be based on the volume-weighted average share price of the Company’s common shares during the term of the applicable transaction, less a discount and subject to adjustments pursuant to the terms of the accelerated share repurchase agreement. At settlement, under certain circumstances, Morgan Stanley may be required to deliver additional common shares to the Company, or under certain circumstances, the Company may be required either to deliver its common shares or to make a cash payment to Morgan Stanley. The final settlement of the transactions under the accelerated share repurchase agreements is expected to occur during or prior to the third quarter of 2022.
The accelerated share repurchase agreement contains customary terms for this type of transaction, including, but not limited to, the mechanisms to determine the number of the Company’s common shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the Company’s common shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to their scheduled maturity and various acknowledgments, representations and warranties made by the Company and Morgan Stanley to one another.
The foregoing description of the accelerated share repurchase agreement does not purport to be complete and is qualified in its entirety by reference to the accelerated share repurchase agreement, incorporated by reference hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Confirmation for Fixed Dollar Accelerated Share Repurchase Transaction, dated as of February 28, 2022, by and between Masonite International Corporation and Morgan Stanley & Co. LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	March 2, 2022	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary

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